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                                                                      Exhibit 23



                      [Letterhead of Deloitte & Touche LLP]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-49056 of eSpeed, Inc. on Form S-8 of our report dated June 26, 2001, appearing in this Annual Report on Form 11-K of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald and its Affiliates (formerly the Cantor Fitzgerald Deferral Plan), for the year ended December 31, 2000.



/S/ DELOITTE & TOUCHE LLP



June 28, 2001

New York, New York